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             SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                          (One Executive Center)

          THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
(this "Amendment") is made as of October 11, 1996, by and between PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Seller") and WHEXC REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer").


                              RECITALS

         A. Seller and WCB Properties Limited Partnership, a Delaware limited partnership have entered into that certain Purchase and Sale Agreement, dated as of September 6, 1996, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of September 30, 1996, and as assigned to Buyer pursuant to that certain Assignment, Assumption, Consent and Release Agreement, dated as of even date herewith (as so amended and assigned, the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property, which consists of, among other things, certain real property located in Albuquerque, New Mexico and more particularly described in Exhibit A to the Purchase Agreement, all upon the terms and subject to the conditions contained in the Purchase Agreement.

         B. Seller and Buyer desire to amend the Purchase Agreement as set forth in this Amendment.


                            AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Definitions. All initially-capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     2. Closing Date. The Purchase Agreement is amended to provide that the Closing Date, as defined in Section 6.1 of the Purchase Agreement, shall be October 17, 1996.

     3. Closing Pricing Adjustment. At Closing, Buyer shall be credited Sixteen Thousand Dollars ($16,000) to reflect the undisbursed tenant improvement allowance (the "Technadyne Allowance") under that certain Supplemental Lease Agreement,

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dated as of May 31, 1995, by and between Seller and Technadyne Engineering
Consultants, Inc.

     4.   Elevator Shaft Hydraulic Spill.  Notwithstanding the provisions of
Article 4 of the Purchase Agreement, Seller shall indemnify Buyer with respect to the direct costs of remediating the spill of hydraulic fluid (the "Hydraulic Fluid Spill") identified in that certain letter from CDM Engineers and Consultants, Inc. to Prudential Realty Group, dated as of July 5, 1996 (the "CDM Report"). The indemnity set forth in this Paragraph 4 shall only become effective as such time as (i) Buyer has delivered to the New Mexico Environmental Department ("NMED") the CDM Report and requested that the NMED issue a letter or other written statement to both Buyer and Seller to the effect that no further action is required with respect to the Hydraulic
Fluid Spill ("No Further Action Letter") and (ii) the NMED has informed
Buyer that further action is required with respect to the Hydraulic Fluid Spill. The indemnity set forth in this Paragraph 4 shall cease to be of effect upon the earlier of (i) the date on which the NMED has issued a No Further Action Letter, and (ii) the date six (6) months after the Closing; provided, however, that if the NMED has informed Seller that further action is required, and Seller has commenced abatement work, with respect to the Hydraulic Fluid Spill prior to the expiration of such six (6) month period, the indemnity set forth in this Paragraph 4 shall continue in effect until the earlier of (x) the date a No Further Action Letter is issued or (y) the date on which Seller's maximum liability (as set forth in the following sentence) is reached.
Seller's maximum liability under the indemnity set forth in this Paragraph 4 shall be Twenty-Five Thousand Dollars ($25,000). In no event, shall Seller be responsible for any costs not directly related to the abatement of the Hydraulic Fluid Spill, including, without limitation, any consultant's fees incurred in connection with any work other than the direct remediation of the portion of the Property affected by the Hydraulic Fluid Spill and any attorney's fees. Seller hereby authorizes Buyer to request the No Further Action Letter, and agrees to send a separate letter to the NMED authorizing Buyer's request for the No Further Action Letter. In addition, Seller shall instruct its consultants ("Seller's Consultants") to turn over to Buyer's consultants copies of all materials relating to the Hydraulic Fluid Spill and in Seller's Consultants' possession.

     5. Continuing Force and Effect. Except as amended by this Amendment, the Purchase Agreement has not been amended or modified. The Purchase Agreement, as amended by this Amendment, remains in full force and effect.

     6. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute one document.

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          IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

SELLER:                  PRUDENTIAL ACQUISITION FUND I, L.P.,
                         a Delaware limited partnership

                         By:  Prudential Realty Partnerships, Inc.,
                              a Delaware corporation,
                              General Partner



                              By: /s/ Peter L. Ruggiero
                                 ------------------------
                                   Peter L. Ruggiero
                                   Vice President


BUYER:                   WHEXC REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:  WHEXC Gen-Par, Inc.,
                              a Delaware corporation,
                              General Partner



                              By: /s/ Brad R. Baker
                                 -----------------------------
                                 Name: Brad R. Baker
                                      ------------------------
                                 Title: Senior Vice President
                                       -----------------------

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